UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

______________________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

______________________________

Date of Report (Date of earliest event reported): November 20, 2014

COMMUNITY FINANCIAL SHARES, INC.

(Exact name of registrant as specified in charter)

Maryland	0-51296	36-4387843
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

357 Roosevelt Road, Glen Ellyn, Illinois 60137

(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: (630) 545-0900

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03	Amendment to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On November 20, 2014, the Board of Directors of Community Financial Shares, Inc. (the “Company”) amended Article III, Section 2 of the Company’s Bylaws to provide that the size of the Company’s Board of Directors shall be fixed at eight members. Previously, Article III, Section 2 of the Company’s Bylaws provided that the size of the Company’s Board of Directors shall be fixed at nine members. The amendment to Article III, Section 2 of the Bylaws eliminated a prior vacancy on the Company’s Board of Directors. A copy of the Company’s Bylaws, as amended, is attached hereto as Exhibit 3.2 and is incorporated herein by reference.

Item 8.01	Other Events.

On November 24, 2014, the Company notified the Trustee of Community Financial Shares Statutory Trust II that, beginning with the December 15, 2014 interest payment period, the Company would end its prior election to defer all payments of interest on the Company’s junior subordinated debentures and pay all deferred interest and additional interest due on the junior subordinated debentures as of December 15, 2014.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

	Exhibit No.	Description

	3.2	Bylaws of Community Financial Shares, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

COMMUNITY FINANCIAL SHARES, INC.

/s/ Donald H. Wilson
Donald H. Wilson
Chairman, President and Chief Executive Officer

Date: November 26, 2014